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                                                                   EXHIBIT 10.25

                                TALENT AGREEMENT

     This Talent Agreement (the "Agreement") is entered into and made effective as of this 30th day of October 1995, by and between Kenny Rogers Productions, a California corporation ("KRP"), and Inland Casino Corporation, a Utah corporation ("ICC").

     1. PURPOSE OF AGREEMENT. ICC shall engage KRP to provide the services of Kenny Rogers ("Rogers"), and KRP shall cause Rogers to act and Rogers shall agree to act as the spokesman in a promotional and advertising campaign for the Barona Casino to be developed by ICC (the "Project"). The Project shall include, but shall not be limited to, television, radio, outdoor billboards, newspapers, magazines, direct mail, and transit buses. ICC agrees that Rogers shall have prior approval of the creative concepts of the Project; provided, however, that Rogers shall not unreasonably withhold his approval.

     2. SCOPE OF SERVICES. Rogers shall act in the Project, shall personally appear at the Barona Casino for two (2) full days on October 30 and 31, 1995, and shall perform the following services related to the Project: be photographed in still photography sessions, act in filming sessions, and voice recording. For the purposes of this Agreement, it is understood that the Project shall include the following original songs to be sung and recorded by Rogers:

          a. Song No. 1 -- the slow version recorded in Branson, Missouri on October 15, 1995.

          b. Song No. 2 -- the upbeat tempo version to be recorded in San Diego, California.

     3. USE OF ROGERS' LIKENESS.

          a. During the term of this Agreement, ICC shall have the right to the use of Rogers' name, voice, likeness, sound and similar characteristics ("Rogers' Likeness") for the purpose of advertising, promoting, selling, and otherwise merchandising the Barona Casino. Except as provided for in subparagraph b. below, ICC shall not be restricted in its use of Rogers' Likeness, including, without limitation, the number, design and format of television commercials, radio commercials, outdoor billboards, newspaper or magazine advertisements, direct mail pieces, and transit buses, so long as the film, photographic, and audio elements of such uses are limited solely to those recorded, filmed, and/or photographed on October 15, 1995 in Branson, Missouri and/or on October 30 and 31, 1995 in San Diego, California.

          b. Prior to the use of Rogers' Likeness, ICC shall submit an example of the still photograph, print layout, television advertisement, or other proposed uses of KRP, which shall have forty-eight (48) hours from receipt to approve the proposed use(s); provided, however, that KRP shall not unreasonably withhold its approval; and provided, further, that KRP shall approve no less than fifty percent (50%) of the proposed uses. If KRP does not object to a proposed use within the 48-hour period, KRP will be deemed to have approved such use. After KRP has approved a proposed use, ICC shall be free to use such use in its sole discretion. For the purposes of this subparagraph, ICC shall submit the proposed use(s) to KRP in care of Kragen & Company at the address indicated in paragraph 18 below.

     4. COMPENSATION. For the services and other consideration that Rogers is to render and/or give under this Agreement, ICC shall pay the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), payable as follows: One Hundred Twenty-Five Thousand Dollars ($125,000.00) upon execution of this Agreement and One Hundred Twenty-Five Thousand Dollars ($125,000.00) upon completion of the services. Each such payment shall be paid as follows: One Hundred Twelve Thousand Five Hundred Dollars ($112,500.00) to Kenny Rogers Productions and Twelve Thousand Five Hundred Dollars ($12,500.00) to Kragen & Company.

     5. TERM OF AGREEMENT. This Agreement shall commence as of the date that the Project first appears in a public medium and shall continue for the following one-year period. ICC shall have the option to extend this Agreement for one additional 30-day period upon the payment of Twenty-Five Thousand Dollars ($25,000.00) to KRP. ICC shall notify KRP of the date that Project first appears in a public medium. ICC

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shall have an option to use the services of Rogers for an additional year on terms and conditions mutually acceptable to the parties.

     6. SERVICES USED AT DISCRETION OF ICC. No provision of this Agreement shall be construed to require that ICC include the services rendered by Rogers in the completed project for which those services have been retained. The compensation paid to Rogers under paragraph 4 above shall be deemed to constitute the total consideration for Rogers' services.

     7. EXCLUSIVITY. During the term of this Agreement, Rogers shall not accept employment as a spokesman for any other casino or gaming enterprise advertising and/or promoting itself in San Diego County. Rogers shall not, without the express prior written authorization of ICC, make any such arrangements or undertake any such employment that may in any way conflict with his obligations to ICC as set forth in this Agreement.

     8. COOPERATION OF ROGERS. During the term of this Agreement, KRP shall cause Rogers to, and Rogers shall, comply with all directions and reasonable requests of ICC in relation to Rogers' services. Rogers shall at all times attempt to perform to the best of his ability.

     9. SUSPENSION.

          a. ICC shall have the right to suspend this Agreement if Rogers suffers any physical, mental, or other disability on or before October 31, 1995, including but not limited to, changes in his physical appearance or voice, that will, in the judgment of ICC, interfere with Rogers' services, or if Rogers fails, refuses or neglects to perform any duties set forth in this Agreement, or declares either personally or through a representative that he does not intend to perform those duties.

          b. If ICC suspends the operation of this Agreement as provided in section a. of this paragraph, the compensation provided for in paragraph 4 above shall be suspended accordingly.

          c. Upon the cessation of the event or condition causing the suspension of this Agreement, Rogers shall be obligated to complete his services; provided, however, that ICC may, in its sole discretion, elect to rescind the Agreement in which case KRP shall be obligated to return to ICC all payments made under paragraph 4 above.

     10. OWNERSHIP RIGHTS. ICC shall have sole ownership of all rights in the Project and may, but shall not be required to, secure a copyright to protect its interests against infringement. ICC shall have the right to do all of the following with respect to the Project and Rogers' work in the Project: distribute, show and adapt it or any portion of it for any medium; cut, edit, add to, subtract from, arrange, rearrange, and revise any or all of it; and promote it in any manner ICC desires.

     11. TERMINATION. ICC shall have the right to terminate this Agreement upon any permanent change in Rogers' ability to perform or upon conduct of Rogers which results in a violation of the law or adverse publicity which ICC reasonably believes may reflect badly on Rogers, the Barona Casino, and/or the Project. During the term of this Agreement, Rogers agrees that he shall not engage in any conduct which results in a violation of the law or adverse publicity which, in the sole discretion of ICC, reflects badly on Rogers, the Barona Casino, and/or the Project.

     12. INDEPENDENT CONTRACTORS. KRP's and Rogers' relationships with ICC are and shall be that of independent contractors, and nothing in this Agreement shall be construed as creating an employer-employee relationship between KRP and Rogers, on the one hand, and ICC, on the other hand. No party is authorized to nor shall act as the agent of any other party. It is acknowledged that KRP and Rogers shall not be entitled to any of ICC's employee benefits, nor will any part of the compensation payable to KRP or Rogers be subject to withholding by ICC for the payment of any federal or state social security or other employee payroll taxes. KRP and Rogers shall be solely responsible for the payment of any federal or state social security or other employment taxes associated with KRP's and/or Rogers' services under this Agreement, but shall not be responsible for the payment of any federal or state social security or other employment taxes or fringe benefits, including, without limitation, pension or welfare benefits, payable by or on behalf of any other person or entity associated with ICC or the Project.

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     13. REPRESENTATIONS AND WARRANTIES OF KRP AND ROGERS.  KRP and Rogers
covenant, represent, and warrant as follows:

          a. KRP is a corporation duly organized, existing and in good standing under the laws of the State of California. The execution and delivery of this Agreement and the consummation of this transaction by KRP have been duly authorized, and no further corporate authorization is necessary on the part of the KRP.

          b. Rogers' has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any person or entity other than Rogers is necessary in connection with it.

          c. Neither KRP's nor Rogers' execution, delivery and performance of this Agreement will not result in or constitute (1) a breach of any term or provision of any agreement or obligation binding on KRP or Rogers; (2) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of any lease, license, promissory note, conditional sales contracts, commitment, franchise, permit or indenture or other agreement, instrument or arrangement to which KRP or Roger is a party or by which KRP or Rogers is bound or affected; or (3) any breach or violation of any law, rule or regulation of any governmental authority, or any order, injunction or decree.

     14. ICC'S REPRESENTATIONS AND WARRANTIES. ICC is a corporation duly organized, existing and in good standing under the laws of the State of Utah. The execution and delivery of this Agreement and the consummation of this transaction by ICC have been duly authorized, and no further corporate authorization is necessary on the part of the ICC.

     15. INDEMNITY BY KRP AND ROGERS. KRP and Rogers shall each jointly and severally indemnify, save and hold harmless ICC and the Barona Band of Mission Indians, their respective affiliates and subsidiaries, and their respective employees, representatives, officers, directors and agents from and against any and all costs, losses (including, without limitation diminutions in value), liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as the "Losses"), incurred in connection with or arising out of or resulting from or incident to: (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by KRP or Rogers in or pursuant to this Agreement and (ii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) arising from or in connection with any acts or omissions of KRP or Rogers.

     16. INDEMNITY BY ICC. ICC shall indemnify, save and hold harmless KRP and Rogers, and their respective employees, representatives, officers, directors and agents from and against any and all costs, losses (including, without limitation diminutions in value), liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as the "Losses"), incurred in connection with or arising out of or resulting from or incident to: (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by ICC in or pursuant to this Agreement and (ii) any liability, obligation or commitment of any nature (absolute, accrued, contingent or otherwise) arising from or in connection with any acts or omissions of ICC.

     17. NOTICE OF INDEMNITY CLAIM. The Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence of any claim, demand or other matter which could give rise to a right of indemnification pursuant to paragraphs 14 or 15 above. The Indemnifying Party shall have the right, at its and/or their option, and with the consent of the Indemnified Party as referred to hereinbelow, to compromise or defend, at its and/or their own expense and by its and/or their own counsel, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party undertakes to compromise or defend any such asserted liability, it and/or they shall promptly notify the Indemnified Party of its and/or their intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its and/or their counsel in the compromise of, or defense against, any such asserted liability. All costs and expenses incurred in

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connection with such cooperation shall be borne by the Indemnifying Party. If the Indemnifying Party elects not to compromise or defend the asserted liability, fails to notify the Indemnified Party of this election as herein provided or contests his obligations to indemnify under this Agreement, the Indemnified Party shall have the right, but not the obligation to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party may not settle or compromise any claim over the objection of the Indemnified Party; provided, however, that consent to settlement or compromise shall not unreasonably be withheld. Nothing contained in this paragraph 16 shall limit the Indemnified Party's right to participate, at its own expense, in the defense of such asserted liability.

     18. MISCELLANEOUS PROVISIONS.

          a. The subject headings of the paragraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

          b. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          c. Except as otherwise provided for in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

          d. Any controversy, claim or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause shall be finally settled by arbitration held in San Diego, California pursuant to the rules of the American Arbitration Association. The parties severally agree to expedite the arbitration proceedings in every way, so that the arbitration proceedings shall be commenced within 30 days after request therefor is made, and shall continue thereafter, without interruption, and that the decision of the arbitrator should be handed down within 30 days after the hearings in the arbitration proceedings are closed. The arbitrator shall have the right and authority to assess the cost of the arbitration proceedings, including, but not limited to, an award of attorneys' fees of the prevailing party, and to determine how his decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of the arbitrator shall be binding and conclusive on all of the parties to this Agreement. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the court for confirmation of such decision or award for an order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award. The arbitrator shall be required to apply the substantive law of the State of California, and any arbitration hereunder shall be conducted pursuant to section 1280 et. seq. of the California Code of Civil Procedure. Nothing herein shall preclude any party from seeking or obtaining any provisional remedy from a court of competent jurisdiction located in San Diego, California whether or not such remedy is included within the meaning of section 1281.8 of the California Code of Civil Procedure or any successor statute.

          e. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceedings, in addition to any other relief to which it or they may be entitled.

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          f. All notices, requests, demands and other communications under this
     Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth (5th) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed as follows:


To KRP or Rogers:   Kenny Rogers Productions
                    747 Third Avenue, 33rd Floor
                    New York, New York 10017
                    Attn: Bob LaRosa

With Copies to:     Ken Kragen
                    Kragen & Company
                    1112 North Sherbourne Drive
                    Los Angeles, California 90069
                    Myman, Abell, Fineman, Greenspan & Rowan
                    11777 San Vicente Boulevard
                    Suite 880
                    Los Angeles, California 90049-5061
                    Attn: Thomas P. Rowan, Esq.

To ICC:             Inland Casino Corporation
                    4225 Executive Square, Suite 1650
                    La Jolla, California 92037
                    Attn: Fritz Opel

With Copy to:       Page, Polin, Busch & Boatwright
                    350 West Ash Street, Suite 900
                    San Diego, California 92101-3404
                    Attn: Robert K. Edmunds, Esq.

          Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

          g. Each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of this Agreement and the transactions described herein. The parties to this Agreement are represented by counsel. This Agreement, and related agreements executed in connection with this Agreement, shall not be construed against any party on the basis that such party or its agents drafted parts of, or the entirety of such documents.

          h. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

          i. This Agreement shall bind and inure to the benefit of each party hereto and their respective successors, heirs and assigns.

          j. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, with originals to follow by overnight courier.

          k. This agreement shall be construed in accordance with, and governed by, the internal laws of the State of California. Any legal proceeding to enforce any provision of this Agreement shall be maintained only in San Diego, California.

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     IN WITNESS WHEREOF, the parties have executed this Talent Agreement as of the date first written above.
                                          ROGERS

                                                    /s/ KENNY ROGERS
                                          ------------------------------------
                                                        Kenny Rogers

                                          KRP
                                          KENNY ROGERS PRODUCTIONS,
                                          a California corporation

                                          By:        /s/ KENNY ROGERS
                                              --------------------------------
                                                       Kenny Rogers
                                          Title:
                                                 -----------------------------

                                          ICC
                                          INLAND CASINO CORPORATION,
                                          a Utah corporation

                                          By:        /s/ LINDA DEVINE
                                              --------------------------------
                                                         Linda Devine
                                          Title:     Director of Marketing
                                                 -----------------------------

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